FOR IMMEDIATE RELEASE Federal Signal Corporation Appoints Two New Directors DOWNERS GROVE, Illinois, February 26, 2026 — The Board of Directors of Federal Signal Corporation (NYSE: FSS) (“Federal Signal” or the “Company”), a leader in environmental and safety solutions, today announced the appointments of Richard (“Rich”) A. Maue and Eric A. Vaillancourt to the Company’s board of directors, effective immediately. “We are delighted to announce the appointments of Rich and Eric to our board of directors,” said Brenda L. Reichelderfer, Chair of the board of Federal Signal. “Rich’s vast experience as a senior finance leader in a global industrial organization, currently as the Chief Financial Officer (“CFO”), positions him to provide immediate, valued insight to our board. In his current role as the Chief Executive Officer (“CEO”) of a market-leading company, Eric has significant expertise in operations, strategic planning, marketing and business development. His breadth of experience will make him a valuable addition to our board.” Since January 2013, Mr. Maue has served as the CFO of Crane Company (“Crane”) (NYSE: CR), a leading manufacturer of highly engineered components for challenging, mission-critical applications focused on the aerospace, defense, space and process industry end markets. Mr. Maue joined Crane as Vice President, Controller and Chief Accounting Officer in August 2007. He served in that capacity until May 2010, when he became Co-CFO and in 2013 was promoted to Vice President, Finance and CFO, assuming full responsibility for all finance functions at Crane. In January 2019, Mr. Maue was promoted to Senior Vice President, and in March 2019, he also assumed segment leadership responsibility for Crane’s Aerospace and Electronics business until February 2023, at which time Mr. Maue was promoted to Executive Vice President. Prior to joining Crane, Mr. Maue worked at Paxar Corporation as Vice President, Controller and Chief Accounting Officer and at Protiviti, Inc. as a Director in their Internal Audit Practice. Mr. Maue started his career in the audit and business advisory practice at Arthur Andersen. Mr. Maue graduated from Villanova University with a Bachelor of Science in accounting and is a certified public accountant. Since November 2021, Mr. Vaillancourt has served as President and CEO of Enpro Inc. (“Enpro”) (NYSE: NPO), a leading industrial technology company focused on critical applications across many end- markets, including semiconductor, industrial process, commercial vehicle, sustainable power generation, aerospace, food and pharma, photonics, and life sciences.

Prior to his appointment as Enpro’s President and CEO, Mr. Vaillancourt served as its Interim President and CEO beginning in August 2021. Before assuming the interim role, Mr. Vaillancourt was President of Enpro’s Sealing Technologies segment starting in August 2020. Earlier, Mr. Vaillancourt served as President, STEMCO division beginning in July 2018, and as President of the Garlock division starting in November 2014. Since joining Enpro in 2009, Mr. Vaillancourt has also held roles including President, Garlock Sealing Products and Vice President of Sales and Marketing of the Garlock division. Prior to joining Enpro, Mr. Vaillancourt held positions of increasing responsibility with Bluelinx Corporation, culminating in his position as Regional Vice President North-Sales and Distribution. Mr. Vaillancourt received a Bachelor of Science in Business Management from Empire State College and completed the Harvard Advanced Management Program in 2014. About Federal Signal Federal Signal Corporation (NYSE: FSS) builds and delivers equipment of unmatched quality that moves material, cleans infrastructure, and protects the communities where we work and live. Founded in 1901, Federal Signal is a leading global designer, manufacturer, and supplier of products and total solutions that serve municipal, governmental, industrial, and commercial customers. Headquartered in Downers Grove, Ill., with manufacturing facilities worldwide, the Company operates two groups: Environmental Solutions and Safety and Security Systems. For more information on Federal Signal, visit: www.federalsignal.com. Contact: Ian Hudson, Chief Financial Officer, +1-630-954-2000, ihudson@federalsignal.com